Exhibit 99.2

TRANSITION AND SEPARATION AGREEMENT

This Separation Agreement and Release (“Agreement”) is made by and between Donald E. Fowler (“Executive”) and SumTotal Systems, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive is employed by the Company in the capacity of Chief Executive Officer (“CEO”);

WHEREAS, Executive serves on the Company’s Board of Directors (the “Board”);

WHEREAS, on November 29, 2005, Executive entered into employment with the Company pursuant to an offer letter dated November 29, 2005 (the “Offer Letter”);

WHEREAS, the Company and Executive have entered into a number of stock option agreements, certain of which are listed on Exhibit A (the “Stock Option Agreements”);

WHEREAS, Executive wishes to resign from his position as CEO, and Executive and Company wish to provide for Executive’s orderly transition from the position of CEO and mutually desire that Executive remain employed with the Company and continue to provide his services to the Company as a business advisor until December 31, 2008, at which time Executive will separate from employment with the Company (the “Termination Date”); and

WHEREAS, Executive will continue to serve on the Board following the Termination Date;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.	Title and Duties.

a. Resignation from Current Position. The Parties agree that Executive will voluntarily resign from his current position as CEO effective as of November 1, 2008 (the “CEO Resignation Date”). Upon the resignation from Executive’s position as CEO, Executive will no longer have the responsibilities or authority of that position and will not exercise any such responsibilities or authority in connection with such position.

b. Before the Termination Date. From the CEO Resignation Date until the Termination Date, Executive will remain employed by the Company as a business advisor, and perform duties as assigned to Executive, in writing or otherwise, by the Company’s Board of Directors. The period between the CEO Resignation Date and the Termination Date shall be referred to as the “Transition Period.” During the Transition Period, the Board may change or reduce Executive’s responsibilities and duties, at its sole discretion.

c. Continued Service as Board Member. The Parties agree that Executive will continue to serve as a member of the Board following the Termination Date. Executive acknowledges that he will not initially be eligible for any Board committee assignments, and will receive, in exchange for his service to the Board, the standard compensation payable to Board members beginning on January 1, 2009.

2. Compensation. In exchange for the Executive’s covenants set forth in this Agreement and contingent upon Executive remaining employed with the Company as a business advisor until the Termination Date, the Company agrees to provide Executive with the following for the Transition Period:

a. Salary. The Company agrees to pay Executive at the rate of Twenty Thousand Dollars ($20,000) per month, less applicable withholding, until the Termination Date, in accordance with the Company’s regular payroll practices.

b. Bonus. The Company agrees to provide Executive a lump sum bonus for the fourth quarter of fiscal year 2008 (the “Quarterly Bonus”) within ten (10) business days of the Company assessing eligibility and payments for the bonus amounts. For purposes of calculating the bonus, Executive’s base salary under the bonus plan will be calculated so that five-sixth (5/6) of the base salary will be based on Executive’s salary as CEO and one-sixth (1/6) of the base salary will be based on Executive’s salary as a business advisor, as stated herein.

3. Stock. As long as Executive complies with his obligations under this Agreement until December 31, 2008, each of the Stock Option Agreements will be amended to provide that stock options are fully vested, to the extent that they were not previously fully vested, and each option will be modified to provide that it will remain exercisable until December 31, 2010 (subject to the following). If the term or expiration date of a stock option occurs prior to December 31, 2010, then such stock option shall expire no later than the applicable term or expiration date. Executive specifically acknowledges that he has discussed the potential tax consequences of these modifications with his personal tax advisors and he agrees to bear any tax liability related to such modifications.

4. Benefits. During the Transition Period, Executive will remain entitled to receive all benefits the Company provides to its employees generally. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

5. Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in Section 2 of this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.

6. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

7. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SANTA

CLARA COUNTY, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

8. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

9. No Representations. Executive represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

10. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

11. Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

12. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the Confidentiality Agreement.

13. No Oral Modification. This Agreement may only be amended in a writing signed by Executive and chair of the Company’s Compensation Committee.

14. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions.

15. Effective Date. This Agreement will become effective immediately after Executive signs this Agreement, so long as it has been signed by the Parties (the “Effective Date”).

16. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

17. Voluntary Execution of Agreement. Executive understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releases. Executive acknowledges that:

(a)	he has read this Agreement;

(b)	he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)	he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)	he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Donald E. Fowler, an individual

Dated: 10/20/08	/s/ Donald E. Fowler
Donald E. Fowler

SUMTOTAL SYSTEMS, INC.

Dated:	By	/s/ John Coné
John Coné
Compensation Committee Chair

EXHIBIT A

Grant Number	Grant Date	Plan/Type	Shares	Price	Vested	Unvested
00005163	5/9/2007	2004/NQ	160,000	$7.0100	106,666	53,334
00004792	6/12/2006	2004/NQ	28,959	$6.0000	26,354	2,605
00004791	6/12/2006	2004/ISO	46,041	$6.0000	15,833	30,208

					148,853	86,147
00004705	11/29/2005	2004/NQ	198,527	$4.3400	198,527
00004704	11/29/2005	2004/ISO	41,473	$4.3400	41,473
00004595	10/19/2005	2004/NQ	60,000	$4.7200	60,000